Exhibit 3.2

ADAMS STREET CREDIT SOLUTIONS FUND

AMENDED AND RESTATED DECLARATION OF TRUST

Dated as of August 19, 2025

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AMENDED AND RESTATED DECLARATION OF TRUST OF

ADAMS STREET CREDIT SOLUTIONS FUND

This AMENDED AND RESTATED DECLARATION OF TRUST is made as of August 19, 2025 by the Trustees hereunder.

WHEREAS, this Trust has been formed to carry on the business as set forth more particularly hereinafter;

WHEREAS, this Trust is authorized to issue an unlimited number of its shares of beneficial interest all in accordance with the provisions hereinafter set forth;

WHEREAS, effective as of August 5, 2025, the Trust was converted from a Delaware limited partnership to a Delaware statutory trust, and changed its name from “Adams Street Credit Solutions Fund, LP” to “Adams Street Credit Solutions Fund”, by filing with the Secretary of State of the State of Delaware a (i) Certificate of Conversion and (ii) Certificate of Trust of the Trust (the “Certificate of Trust”);

WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth;

WHEREAS, the initial Declaration of Trust of the Trust was entered into effective as of August 5, 2025 (the “Initial Declaration of Trust”);

WHEREAS, the Trustees now desire to amend and restate the Initial Declaration of Trust as hereinafter set forth; and

WHEREAS, the parties hereto intend that the Trust shall constitute a statutory trust under the Delaware Statutory Trust Statute and that this Declaration (as defined below) and the By-Laws shall constitute the governing instrument of such statutory trust.

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities, and other assets that they may from time to time acquire in any manner as Trustees hereunder to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.

ARTICLE I

The Trust

Section 1.1 Name. This Trust shall be known as the “Adams Street Credit Solutions Fund,” and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine. Any name change shall become effective upon approval by the Trustees of such change and the filing and effectiveness of a certificate of amendment pursuant to Section 3810(b) of the Delaware Statutory Trust Statute (as defined below). Any such action shall not require the approval of the Shareholders, but shall have the status of an amendment to this Declaration.

Section 1.2 Trust Purpose. The purpose of the Trust is to conduct, operate and carry on the business of a business development company within the meaning of the 1940 Act (as defined below). In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of a business development company regulated under the 1940 Act and which may be engaged in or carried on by a trust organized under the Delaware Statutory Trust Statute, and in connection therewith the Trust shall have the power and authority to engage in the foregoing and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

Section 1.3 Definitions. As used in this Declaration, the following terms shall have the following meanings:

The “1940 Act” shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.

The “Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.

The terms “Affiliated Person”, “Commission”, “Interested Person” and “Principal Underwriter” shall have the meanings given to them in the 1940 Act.

“Adviser” shall mean Adams Street Advisors, LLC or an affiliated successor in interest thereto. If the Adviser no longer serves as the investment adviser to the Trust, the rights of the Adviser in this Declaration will become the rights of the Trustees.

“Board of Trustees” shall mean the Trustees collectively.

“By-Laws” shall mean the By-Laws of the Trust as amended from time to time by the Trustees.

“Capital Commitment” shall mean each Shareholder’s commitment to contribute capital to the Trust in exchange for Shares pursuant to a subscription agreement with the Trust.

“Capital Contribution” shall mean a Shareholder’s total investment, including the original investment and amounts reinvested pursuant to a dividend reinvestment plan. Unless otherwise specified, Capital Contributions shall be deemed to include principal amounts to be received on account of deferred payments.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Declaration” shall mean this Amended and Restated Declaration of Trust, as amended, supplemented or amended and restated from time to time.

“Delaware General Corporation Law” shall mean the Delaware General Corporation Law, 8 Del. C. § 100, et seq., as amended from time to time.

“Delaware Statutory Trust Statute” shall mean the provisions of the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq., as amended from time to time.

“Disinterested Non-Party Trustees” shall have the meaning set forth in Section 5.2(b).

“Person” shall mean and include individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“RIC Election” shall have the meaning set forth in Section 11.3.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shareholders” shall mean, as of any particular time, the holders of record of outstanding Shares of the Trust, at such time.

“Shares” shall mean the transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. In addition, Shares shall also mean any preferred shares or preferred units of beneficial interest that may be issued from time to time, as described herein. All references to Shares shall be deemed to be Shares of any or all series or classes as the context may require.

“Trust” shall mean the statutory trust governed by this Declaration and the By-Laws, as amended from time to time, inclusive of each such amendment.

“Trust Property” shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees in such capacity.

“Trustees” shall mean the signatories to this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other Persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office.

ARTICLE II

Board of Trustees

Section 2.1 Number and Qualification. As of the date hereof, the Trustees shall be the signatories hereto and the number of Trustees shall be the number of Persons so signing until changed by the Trustees. Thereafter, the number of Trustees shall be determined by a majority of the Trustees then in office, provided that the number of Trustees shall be no less than two nor more than fifteen; provided further that a majority of the Trustees at any time shall be Persons that are not Interested Persons. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of the Trustee’s term. Trustees need not own Shares and may succeed themselves in office.

Section 2.2 Term and Election. Each Trustee shall serve during the continued lifetime of the Trust until the Trustee dies, resigns or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of the Trustee’s successor.

Section 2.3 Resignation and Removal. Any of the Trustees may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Trustees or the Chair, if any, the Chief Executive Officer, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 2.1 hereof) for cause only, and not without cause, and only by action taken by a majority of the remaining Trustees (or in the case of the removal of a Trustee that is not an Interested Person, a majority of the remaining Trustees that are not Interested Persons) and by the holders of at least a majority of the Shares then entitled to vote in an election of such Trustee. Upon the resignation or removal of a Trustee, each such resigning or removed Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such resigning or removed Trustee. Upon the incapacity or death of any Trustee, such Trustee’s legal representative shall execute and deliver on such Trustee’s behalf such documents as the remaining Trustees shall require as provided in the preceding sentence. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following the effective date of the Trustee’s resignation or removal, or any right to damages on account of a removal.

Section 2.4 Vacancies. Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees then in office, even if such remaining Trustees do not constitute a quorum, may fill such vacancy by appointing an individual having the qualifications described in this Article by a majority of the Trustees then in office or may leave such vacancy unfilled or may reduce the number of Trustees; provided the aggregate number of Trustees after such reduction shall not be less than the minimum number required by Section 2.1 hereof; provided, further, that if the Shareholders of any class or series of Shares are entitled separately to elect one or more Trustees, a majority of the remaining Trustees or the sole remaining Trustee elected by that class or series may fill any vacancy among the number of Trustees elected by that class or series. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a majority of the Trustees then in office. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

Section 2.5 Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chair, if any, or the Chief Executive Officer, President, Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws, the Chair or by resolution or consent of the Trustees. Notice of any other meeting shall be given by the Secretary and shall be delivered to the Trustees orally or via electronic transmission not less than 24 hours, or in writing not less than 72 hours, before the meeting, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened. Any time there is more than one Trustee, a quorum for all meetings of the Trustees shall be one-third, but not less than two, of the Trustees. Unless provided otherwise in this Declaration and except as required under the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of the Trustees as provided in Section 2.6.

Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be one-third, but not less than two, of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of the members as provided in Section 2.6.

With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.

All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting.

Section 2.6 Trustee Action by Written Consent. Any action that may be taken by Trustees by vote may be taken without a meeting if the number of the Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee at which all of the Trustees are present and voted consent to the action in writing and the written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

Section 2.7 Officers. The Trustees shall elect a Chief Executive Officer, President, Chief Financial Officer, Treasurer, Chief Compliance Officer and Secretary and may elect a Chair who shall serve at the pleasure of the Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Chair, if any, or Chief Executive Officer to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. A Chair shall, and the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Chief Compliance Officer and Secretary may, but need not, be a Trustee. All officers shall owe to the Trust and its Shareholders the same fiduciary duties (and only such fiduciary duties) as owed by officers of corporations to such corporations and their stockholders under the Delaware General Corporation Law.

Section 2.8 Principal Transactions. Except to the extent prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Affiliated Person of the Trust, investment adviser, investment sub-adviser, distributor or transfer agent for the Trust or with any Interested Person of such Affiliated Person or other Person; and the Trust may employ any such Affiliated Person or other Person, or firm or company in which such Affiliated Person or other Person is an Interested Person, as broker, legal counsel, registrar, investment advisor, investment sub- advisor, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

ARTICLE III

Powers and Duties of Trustees

Section 3.1 General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. Unless another standard is specified herein, in conducting the business of the Trust and in exercising their rights and powers hereunder, the Trustees may take any actions and make any determinations in their subjective belief that such actions or determinations are in, or not opposed to, the best interest of the Trust. The Trustees have the power to construe and interpret this Declaration and to act upon any such construction or interpretation. Any construction or interpretation of this Declaration by the Trustees and any action taken pursuant thereto and any determination as to what is in the interests of the Trust and the Shareholders made by the Trustees in good faith shall, in each case, be conclusive and binding on all Shareholders and all other Persons for all purposes. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court. Except as otherwise specifically provided in this Declaration and the By-Laws, each Trustee and officer of the Trust shall have duties including fiduciary duties (and liability therefore) identical to those of directors and officers of a private corporation for profit organized under the Delaware General Corporation Law and shall not have any other duties, including any fiduciary duties, except for fiduciary duties identical to those of directors and officers of a private corporation for profit organized under the Delaware General Corporation Law. Notwithstanding anything to the contrary in this Declaration, no provision of this Declaration that modifies, restricts, or eliminates the duties or liabilities of the Trustees shall apply to, or in any way limit, the duties (including fiduciary duties of loyalty and care under state law) or liabilities of such persons with respect to matters arising under the federal securities laws.

Section 3.2 Investments. Unless otherwise determined by the Board of Trustees, the investment objective of the Trust will be to generate current income and capital appreciation. The Trustees shall have power with respect to the Trust to manage, conduct, operate and carry on the business of a business development company, including to vary any investment of the Trust.

Section 3.3 Legal Title. Legal title to all of the Trust Property shall be vested in the Trust as a separate legal entity except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected.

To the extent any Trust Property is titled in the name of one or more Trustees, the right, title and interest of such Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee upon the Person’s due election and qualification. Upon the ceasing of any Person to be a Trustee for any reason, such Person shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 3.4 Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, and, subject to the more detailed provisions set forth in Article VIII, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property. The Trustees may establish, from time to time, a program or programs by which the Trust voluntarily repurchases Shares from the Shareholders; provided, however, that such repurchases do not impair the capital or operations of the Trust.

Section 3.5 Borrow Money or Utilize Leverage. The Trustees shall have the power to cause the Trust to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation as such may be needed from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person, firm, association or corporation. In addition and notwithstanding any other provision of this Declaration, the Trust is hereby authorized to borrow funds, incur indebtedness and guarantee obligations of any Person, and in connection therewith, to the fullest extent permitted by law, the Trustees, on behalf of the Trust, are hereby authorized to pledge, hypothecate, mortgage, assign, transfer or grant security interests in or other liens on (i) to the extent applicable, the Shareholders’ subscription agreements, Capital Commitments, and the Shareholders’ obligations to make one or more Capital Contributions under the subscription agreements, to satisfy their Capital Commitments, subject to the terms thereof, and (ii) any other assets, rights or remedies of the Trust or of the Trustees hereunder or under the subscription agreements, including without limitation, the right to issue capital call notices and to exercise remedies upon a default by a Shareholder in the payment of a Capital Contribution and the right to receive Capital Contributions and other payments, subject to the terms hereof and of the subscription agreements. Notwithstanding any provision in this Declaration, (i) the Trust may borrow funds, incur indebtedness and enter into guarantees together with one or more Persons on a joint and several basis or on any other basis that the Board of Trustees, in its sole discretion, determines is fair and reasonable to the Trust, and (ii) in connection with any borrowing, indebtedness or guarantee by the Trust, all Capital Contributions shall be payable to the account of the Trust designated by the Board of Trustees, which may be pledged to any lender or other credit party of the Trust. All rights granted to a lender pursuant to this Section 3.5 shall apply to its agents and its successors and permitted assigns.

Section 3.6 Delegation by Trustees. Subject only to any limitations required by federal law including the 1940 Act, the Trustees may delegate any and all powers and authority hereunder as they consider desirable to any officer of the Trust, to any committee of the Trustees, any committee composed of Trustees and other Persons and any committee composed only of Persons other than Trustees and to any agent, independent contractor or employee of the Trust or to any custodian, administrator, transfer or shareholder servicing agent, manager, investment advisor or sub-advisor, Principal Underwriter or other service provider, provided that such delegation of power or authority by the Trustees shall not cause any Trustee to cease to be a Trustee of the Trust or cause such Person, officer, agent, employee, custodian, transfer or shareholder servicing agent, manager, Principal Underwriter or other service provider to whom any power or authority has been delegated to be a Trustee of the Trust. The reference in this Declaration to the right of the Trustees to, or circumstances under which they may, delegate any power or authority, or the reference in this Declaration to the authorized agents of the Trustees or any other Person to whom any power or authority has or may be delegated pursuant to any specific provision of this Declaration, shall not limit the authority of the Trustees to delegate any other power or authority under this Declaration to any Person, subject only to any limitations under federal law including the 1940 Act.

Section 3.7 Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property or the Trust, the Trustees or any officer, employee or agent of the Trust; to prosecute, defend, compromise or abandon any claims relating to the Trust Property or the Trust, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

Section 3.8 By-Laws. The Trustees shall have the exclusive authority to adopt and from time to time amend or repeal By-Laws for the conduct of the business of the Trust.

Section 3.9 Miscellaneous Powers. Without limiting the general or further powers of the Trustees, the Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including without limitation any advisor, administrator, manager, transfer agent, custodian, distributor or selected dealer, or any other Person as the Trustees may see fit to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; and (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept.

Section 3.10 Further Powers. The Trustees shall have the power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of

America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

Section 3.11 Sole Discretion; Good Faith; Corporate Opportunities of Adviser.

(a) Notwithstanding any other provision of this Declaration or otherwise applicable law, whenever in this Declaration the Trustees are permitted or required to make a decision:

(i) in their “discretion” or under a grant of similar authority, the Trustees shall be entitled to consider such interests and factors as they desire, including their own interest, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

(ii) in their “good faith” or under another express standard, the Trustees shall act under such express standard and shall not be subject to any other or different standard.

(b) Unless expressly provided otherwise in this Declaration, the Trust’s offering document (as may be amended from time to time), or the federal securities laws the Adviser and any Affiliated Person of the Adviser may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust, and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Trustee. To the extent that the Adviser acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall not have any duty to communicate or offer such opportunity to the Trust, subject to the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended, and any applicable co-investment order issued by the Commission, and the Adviser shall not be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty, except as to duties and liabilities with respect to matters arising under the federal securities laws, by reason of the fact that the Adviser pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholder shall have any rights or obligations by virtue of this Declaration or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper.

ARTICLE IV

Fees and Expenses; Advisory, Management and Distribution Arrangements

Section 4.1 Expenses.

(a) The Trustees shall have the power to incur and pay out of the assets or income of the Trust any expenses that in the sole discretion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and the business of the Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable, and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust.

(b) The Trust shall bear and be responsible for all costs and expenses of the Trust’s operations, administration and transactions, including, but not limited to, fees and expenses paid for investment advisory, administrative or other services and all other expenses of its operations and transactions.

Section 4.2 Advisory and Management Arrangements. Subject to the requirements of applicable law as in effect from time to time, the Trustees may in their sole discretion from time to time cause the Trust to enter into advisory, administration or management contracts (including, in each case, one or more sub-advisory, sub-administration or sub-management contracts) whereby the other party to any such contract shall undertake to furnish such advisory, administrative and management services with respect to the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their sole discretion determine.

Notwithstanding any provisions of this Declaration, the Trustees may authorize any advisor, administrator or manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to exercise any of the powers of the Trustees, including to effect investment transactions with respect to the assets on behalf of the Trust to the full extent of the power of the Trustees to effect such transactions or may authorize any officer, employee or Trustee to effect such transactions pursuant to recommendations of any such advisor, administrator or manager (and all without further action by the Trustees). Any such investment transaction shall be deemed to have been authorized by all of the Trustees.

Section 4.3 Distribution Arrangements. Subject to compliance with the 1940 Act, the Trustees may cause the Trust to retain underwriters, distributors and/or placement agents to sell Shares and other securities of the Trust. The Trustees may in their sole discretion from time to time cause the Trust to enter into one or more contracts, providing for the sale of securities of the Trust, whereby the Trust may either agree to sell such securities to the other party to the contract or appoint such other party as its sales agent for such securities. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-Laws; and such contract may also provide for the repurchase or sale of securities of the Trust by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements and servicing and similar agreements to further the purposes of the distribution or repurchase of the securities of the Trust.

Section 4.4 Parties to Contract. Any contract of the character described in Sections 4.2 and 4.3 of this Article IV or in Article VII hereof may be entered into with any Person, although one or more of the Trustees, officers or employees of the Trust may be an officer, director, trustee, shareholder or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. The same Person may be the other party to contracts entered into pursuant to Sections 4.2 and 4.3 above or Article VII, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.4.

ARTICLE V

Limitations of Liability and Indemnification

Section 5.1 No Personal Liability of Shareholders, Trustees, etc. No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law. No Trustee or officer of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Trust or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for their duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee or officer, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, they shall not, on account thereof, be held to any personal liability. Any repeal or modification of this Section 5.1 shall not adversely affect any right or protection of a Trustee or officer of the Trust existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Section 5.2 Mandatory Indemnification.

(a) The Trust hereby agrees to indemnify each Person who at any time serves as a Trustee, officer, employee or agent of the Trust (each such Person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Person may be or may have been involved as a party or otherwise or with which such Person may be or may have been threatened, while acting in any capacity set forth in this Article V by reason of such Person having acted in any such capacity; provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee unless (1) the indemnified party was acting on the Trust’s behalf or performing services for the Trust; (2) such liability or loss was not the result of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of their position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “disabling conduct”) and (3) the indemnification or agreement to hold harmless is recoverable only out of the Trust’s net assets and not from its Shareholders. Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce the indemnitee’s rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Declaration shall continue as to a Person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of their heirs, executors and personal and legal representatives. No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any Person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(b) Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that the indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither Interested Persons of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding (“Disinterested Non-Party Trustees”) that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

(c) The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for the indemnitee’s undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

(d) The indemnification and advancement of expenses provided or authorized by this Article V shall not be deemed exclusive of any other rights, by indemnification or otherwise, to which any indemnitee may be entitled under the By-Laws, a resolution of Shareholders or Trustees, an agreement or otherwise.

(e) Subject to any limitations provided by the 1940 Act and this Declaration, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust or provide for the advance payment of expenses for such Persons, provided that such indemnification has been approved by a majority of the Trustees.

Section 5.3 No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or other security for the performance of any of the Trustee’s duties hereunder.

Section 5.4 No Duty of Investigation; No Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other Person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, the Shareholders, Trustees, officers, employees and agents in such amount as the Trustees in their sole discretion shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable or is required by the 1940 Act.

Section 5.5 Reliance on Experts, etc. The Trustees may rely in good faith upon advice of counsel or other experts with respect to the meaning and operation of this Declaration and their duties as Trustees hereunder and shall be under no liability for any act or omission in accordance with such advice; provided the Trustees shall be under no liability for failing to follow such advice. A Trustee shall be fully protected in relying in good faith upon the records of the Trust and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or other agent of the Trust, or by any other Person as to matters the Trustee believes in good faith are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Trust or any series or class, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Trust or any series or class or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Shareholders or creditors of the Trust might properly be paid. The appointment, designation or identification of a Trustee as a Chair of the Board of Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that Person any standard of care or liability that is greater than that imposed on that Person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof.

ARTICLE VI

Shares of Beneficial Interest

Section 6.1 Beneficial Interest. The beneficial interest in the Trust shall be divided into an unlimited number of Shares of beneficial interest, par value $0.01 per Share. Such Shares of beneficial interest may be issued in different classes and/or series of beneficial interests. The Trust is authorized to issue an unlimited number of Shares, and upon the establishment of any series or class as provided herein, the Trust shall be authorized to issue an unlimited number of Shares of each such series and class, unless otherwise determined, and subject to any conditions set forth, by the Trustees. All references to Shares in this Declaration shall be deemed to be Shares of the Trust and of any or all series or classes, as the context may require. All provisions herein relating to the Trust shall apply equally to each series of the Trust and each class, except as the context otherwise requires. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust.

Section 6.2 Other Securities. The Trustees may, subject to the requirements of the 1940 Act, authorize and issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred interests, debt securities or other senior securities. To the extent that the Trustees authorize and issue preferred shares of any class or series, they are hereby authorized and empowered to amend or supplement this Declaration as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement or amendment shall be filed as is necessary. In addition, any such supplement or amendment may set forth the rights, powers, preferences and privileges of such preferred shares and any such supplement or amendment shall operate either as additions to or modifications of the rights, powers, preferences and privileges of any such preferred shares under this Declaration. To the extent the provisions set forth in such supplement or amendment conflict with the provisions of this Declaration with respect to any such rights, powers and privileges of the preferred shares, such amendment or supplement shall control. Except as contemplated by the immediately preceding sentence, this Declaration shall control as to the Trust generally and the rights, powers, preferences and privileges of the other Shareholders of the Trust. The Trustees are also authorized to take such actions and retain such Persons as they see fit to offer and sell such securities.

Section 6.3 Rights of Shareholders. The Shares shall be personal property giving only the rights specifically set forth in this Declaration. The ownership of the Trust Property of every description and the right to conduct any business herein before described are vested exclusively in the Trust, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust, nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as specified by the Trustees when creating the Shares, as in preferred shares). Ownership of Shares shall not make any Shareholder a third-party beneficiary of any contract entered into by the Trust or any class or series.

Section 6.4 Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a general partnership, limited partnership, joint stock association or any form of legal relationship other than a Delaware statutory trust.

Section 6.5 Issuance of Shares. The Trustees, in their sole discretion, may from time to time without vote of the Shareholders issue Shares including preferred shares that may have been established pursuant to Section 6.2, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time, without a vote of the Shareholders, divide, classify, convert, reclassify or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. Issuances and redemptions of Shares may be made in whole Shares and/or 1/1,000ths of a Share or multiples thereof as the Trustees may determine.

Section 6.6 Register of Shares. A register shall be kept at the offices of the Trust, or any transfer agent duly appointed by the Trustees under the direction of the Trustees, which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each class or series of Shares. Each such register shall be conclusive as to who are the holders of the Shares of the applicable class or series of Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to them as herein provided, until the Shareholder has given its address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefore and rules and regulations as to their use.

Section 6.7 Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable register and record therein the original issues and transfers, if any, of the said Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.

Section 6.8 Transfer of Shares. To the fullest extent permitted by law, the Shares shall not be transferable, except as determined otherwise by the Adviser in its sole discretion, and any transfer of Shares shall be made on the records of the Trust only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters (including compliance with any securities laws and contractual restrictions) as may reasonably be required. If a transfer is approved by the Adviser, upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Any Person becoming entitled to any Shares in consequence of the death, bankruptcy or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

Section 6.9 Notices. Subject to the 1940 Act, notices and all other communications to Shareholders shall be in writing and delivered personally, or sent by electronic transmission to an electronic mail address provided by the Shareholder or mailed to the Shareholders at their addresses appearing on the books of the Trust or given by a document publicly filed by the with Commission or given as otherwise provided herein. Notices to Trustees shall be oral or by telephone or in writing delivered personally or mailed to the Trustees at their addresses appearing on the books of the Trust or by electronic transmission to an electronic mail address provided by the Trustee. Notice by mail shall be deemed to be given at the time when the same shall be mailed, notice by electronic transmission shall be deemed given at the time when sent, and notice by a document publicly filed by with the Commission shall be deemed given at the time the Trust files such document. Subject to the provisions of the 1940 Act, notice to Trustees need not state the purpose of a regular or special meeting.

Section 6.10 Derivative Actions.

(a) No Person, other than a Trustee, who is not a Shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust. No Shareholder may maintain a derivative action on behalf of the Trust unless holders of at least ten percent (10%) of the outstanding Shares join in the bringing of such action.

(b) In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Statute, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Statutory Trust Statute); and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel and other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action. For purposes of this Section 6.10, the Trustees may designate a committee of one or more Trustees to consider a Shareholder demand.

(c) To the fullest extent permitted by Delaware law, the Shareholders’ right to bring direct actions against the Trust and/or its Trustees is eliminated, except for a direct action to enforce an individual Shareholder right to vote or a direct action to enforce an individual Shareholder’s rights under Sections 3805(e) or 3819 of the Delaware Statutory Trust Statute. To be clear, any direct actions permissible hereunder, or otherwise permissible under Delaware law, shall be filed solely on behalf of the individual Shareholder(s) and not as a class action. To the extent Shareholders’ rights to bring direct actions cannot be eliminated or restricted to the extent set forth herein as a matter of Delaware law, then the conditions required for the bringing of a derivative action pursuant Section 3816 of the Delaware Statutory Trust Statute shall be equally applicable to bringing a direct action.

(d) This Section 6.10 shall not apply to claims arising under the federal securities laws.

ARTICLE VII

Custodians

Section 7.1 Appointment and Duties. The Trustees may employ a custodian or custodians meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian with respect to the assets of the Trust. Any custodian shall have authority as agent of the Trust as determined by the custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws and the 1940 Act, including without limitation authority:

(a) to hold the securities owned by the Trust and deliver the same upon written order;

(b) to receive any receipt for any moneys due to the Trust and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

(c) to disburse such funds upon orders or vouchers;

(d) if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

(e) if authorized to do so by the Trustees, to compute the net income or net asset value of the Trust;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

Section 7.2 Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Exchange Act or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

ARTICLE VIII

Redemption

Section 8.1 Redemptions. Holders of Shares of the Trust shall not be entitled to require the Trust to repurchase or redeem Shares of the Trust.

Section 8.2 Disclosure of Holding. The holders of Shares or other securities of the Trust shall, upon demand, disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority.

Section 8.3 Redemption by Trust. Each Share is subject to redemption (out of the assets of the Trust) by the Trust at a redemption price equal to the then current net asset value per Share of the Trust determined in accordance with Section 9.1 at any time if the Trustees determine in their sole discretion that a Shareholder has breached any of its representations or warranties contained in such Shareholder’s subscription agreement with the Trust, and upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

ARTICLE IX

Net Asset Value and Distributions

Section 9.1 Net Asset Value. The net asset value of each outstanding Share of the Trust shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act. The method of determination of net asset value shall be determined by the Trustees. The power and duty to make the net asset value calculations may be delegated by the Trustees.

Section 9.2 Distributions to Shareholders.

(a) The Trustees may from time to time distribute ratably among the Shareholders of any class of Shares, or any series of any such class, in accordance with the number of outstanding full and fractional Shares of such class or any series of such class, such proportion of the net profits, surplus (including paid-in surplus), capital or assets held by the Trust as the Trustees may deem proper or as may otherwise be determined in accordance with this Declaration. Any such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof) or Shares of any class or series or any combination thereof, and the Trustees may distribute ratably among the Shareholders of any class of Shares or series of any such class, in accordance with the number of outstanding full and fractional Shares of such class or any series of such class, additional Shares of any class or series in such manner, at such times and on such terms as the Trustees may deem proper or as may otherwise be determined in accordance with this Declaration. The Trustees may cause the Trust to enter into a dividend reinvestment plan with terms and conditions as agreed to by the Trustees from time to time.

(b) Distributions pursuant to this Section 9.2 may be among the Shareholders of record of the applicable class or series of Shares at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine and specify.

(c) The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

(d) Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their sole discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

Section 9.3 Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article IX, the Trustees may prescribe, in their absolute discretion except as may be required by the 1940 Act, such other bases and times for determining the per Share asset value of the Trust’s Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable for any reason, including to enable the Trust to comply with any provision of the 1940 Act, or any securities exchange or association registered under the Exchange Act or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

ARTICLE X

Shareholders

Section 10.1 Meetings of Shareholders. A special meeting of the Shareholders may be called at any time by a majority of the Trustees or the Chief Executive Officer and shall be called by any Trustee for any proper purpose upon written request of Shareholders of the Trust holding in the aggregate not less than thirty-three and one-third percent (331/3%) of the outstanding Shares of the Trust, such request specifying the purpose or purposes for which such meeting is to be called, provided that in the case of a meeting called by any Trustee at the request of Shareholders for the purpose of electing Trustees or removing the Adviser, written request of Shareholders of the Trust holding in the aggregate not less than fifty-one percent (51%) of the outstanding Shares of the Trust or class or series of Shares having voting rights on the matter shall be required to elect a Trustee or to remove the Adviser. For a special Shareholder meeting to be called for a proper purpose (as used in the preceding sentence), it is not a requirement that such purpose relate to a matter on which Shareholders are entitled to vote, provided that if such meeting is called for a purpose for which Shareholders are not entitled to vote, no vote will be taken at such meeting. Any Shareholder meeting, including a special meeting, shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate or may be held virtually.

Section 10.2 Voting. Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by the 1940 Act, this Declaration or resolution of the Trustees. This Declaration expressly provides that no matter for which voting, consent or other approval is required by the Delaware Statutory Trust Statute in the absence of a contrary provision in the Declaration shall require any vote. Except as otherwise provided herein, any matter required to be submitted to Shareholders and affecting one or more classes or series of Shares shall require approval by the required vote of all of the affected classes and series of Shares voting together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series of Shares is required by the 1940 Act, such requirement as to a separate vote by that class or series of Shares shall apply in addition to a vote of all of the affected classes and series voting together as a single class. Shareholders of a particular class or series of Shares shall not be entitled to vote on any matter that affects only one or more other classes or series of Shares. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election or removal of Trustees. Except as provided in Section 10.1, Trustees shall be elected by a plurality of votes.

Section 10.3 Record Date; Notice of Meeting; Postponement and Adjournment. The Trustees may fix in advance a date up to one hundred and twenty (120) days (or such other number of days as the Board of Trustees shall determine) before the date of any Shareholders’ meeting as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees to each Shareholder of record entitled to vote thereat at least 10 days and not more than 90 days (or such longer period as the Trustees may determine) before the meeting or otherwise in compliance with applicable law. Only the business stated in the notice of the meeting shall be considered at such meeting. Prior to the date upon which any meeting of Shareholders is to be held, the Board of Trustees may cancel or postpone such meeting one or more times for any reason and for such period of time as the Board of Trustees shall determine by giving notice to each Shareholder entitled to vote at the meeting so cancelled or postponed of the place, date and hour at which such meeting will be held. Such notice shall be given not fewer than two (2) days before the date of such meeting and otherwise in accordance with Sections 6.9 and 10.8 and this Section 10.3. Any Shareholders’ meeting may be adjourned by the chair of the meeting one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No Shareholder vote shall be required for any adjournment. A Shareholders’ meeting may be adjourned by the chair of the meeting as to one or more proposals regardless of whether action has been taken on other matters. No notice of adjournment of a meeting to another time or place need be given to Shareholders if such time and place are announced at the meeting at which the adjournment is taken or notice is given to Persons present at the meeting unless the adjourned meeting is not held within 120 days (or such longer period as the Trustees may determine) after the record date. Any adjourned meeting may be held at such time and place as determined by the chair of the meeting if such time and place are announced at the meeting at which the adjournment is taken or otherwise by the Board of Trustees. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. The Shareholders of record entitled to vote at a Shareholders’ meeting shall be deemed the Shareholders of record at any meeting that has been postponed or reconvened after one or more adjournments, unless the Trustees have fixed a new record date. If, after a postponement or adjournment, a new record date is fixed for the postponed or adjourned meeting, the secretary shall give notice of the postponed or adjourned meeting to Shareholders of record entitled to vote at such meeting. If a quorum is present with respect to any one or more proposals, the chair of the meeting may, but shall not be required to, cause a vote to be taken with respect to any such proposal or proposals which vote can be certified as final and effective notwithstanding the adjournment of the meeting with respect to any other proposal or proposals. In the absence of fraud, any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

Section 10.4 Quorum and Required Vote.

(a) Unless otherwise required by the 1940 Act, the holders of one third of the Shares entitled to vote on any matter at a meeting present in person or by proxy shall constitute a quorum at such meeting of the Shareholders for purposes of conducting business on such matter. The absence from any meeting, in person or by proxy, of a quorum of Shareholders for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, a quorum of Shareholders in respect of such other matters.

(b) Subject to any provision of applicable law, this Declaration or a resolution of the Trustees specifying a greater or a lesser vote requirement for the transaction of any item of business at any meeting of Shareholders, (i) the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the Shareholders with respect to such matter, and (ii) where a separate vote of one or more classes or series of Shares is required on any matter, the affirmative vote of a majority of the Shares of such class or series of Shares present in person or represented by proxy at the meeting shall be the act of the Shareholders of such class or series with respect to such matter.

Section 10.5 Proxies, etc. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by properly executed or authorized proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed or authorized by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a Person of unsound mind, and subject to guardianship or to the legal control of any other Person as regards the charge or management of such Share, the holder may vote by its guardian or such other Person appointed or having such control, and such vote may be given in person or by proxy.

Section 10.6 Reports. The Trustees shall cause to be prepared at least annually and more frequently to the extent and in the form required by law, regulation or any exchange on which Shares are listed a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. Copies of such reports shall be mailed to all Shareholders of record within the time required by the 1940 Act, and in any event within a reasonable period preceding the meeting of Shareholders. The Trustees shall, in addition, furnish to the Shareholders at least semi-annually to the extent required by law, interim reports containing an unaudited balance sheet of the Trust as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

Section 10.7 Inspection of Records. To the fullest extent permitted by law, no Shareholder or any other Person (except the Trustees) shall have any rights under Section 3819 of the Delaware Statutory Trust Statute to request or receive any information from the Trust or the Trustees. Except to the extent otherwise determined by the Trustees in their sole discretion, the only rights that Shareholders shall have is to inspect those accounts, books, records or documents of the Trust that are otherwise publicly available.

Section 10.8 Delivery by Electronic Transmission or Otherwise. Notwithstanding any provision in this Declaration to the contrary, to the fullest extent permitted by law, any notice, proxy, vote, consent, report, instrument or writing of any kind or any signature referenced in, or contemplated by, this Declaration or the By-Laws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Delaware Statutory Trust Statute), including via the internet, by a document publicly filed with the Commission or in any other manner permitted by applicable law.

Section 10.9 Shareholder Action by Written Consent. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting, without a prior notice and without a vote if the consent setting forth the action to be taken is given in writing or by electronic transmission by the Shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shareholders entitled to vote thereon were present and voted.

Section 10.10 Meetings by Remote Communication. The Trustees may provide for meetings by remote communication as provided in the By-Laws or as otherwise determined by the Trustees.

Section 10.11 Other Agreements. Consistent with applicable law (including the 1940 Act), the Trust, the Adviser and/or Affiliates of the Adviser may negotiate agreements (“Side Letters”) with certain Shareholders that will result in different terms than those applicable to other Shareholders and that may have the effect of establishing rights under, or altering or supplementing the terms of, this Declaration or disclosure contained in the Trust’s offering document. The Trust, the Adviser and/or affiliates of the Adviser may enter into such Side Letters with any Shareholder as each may determine in its sole discretion at any time. Unless agreed otherwise in a Side Letter, in general, the Trust, the Adviser and affiliates of the Adviser will not be required to notify any other Shareholder of any such Side Letters or any of the rights and/or terms thereof, nor will the Trust, the Adviser or affiliates of the Adviser be required to offer such rights and/or terms to any other Shareholder. The other Shareholders will have no recourse against the Trust, the Trustees, the Adviser and/or any of their affiliates as a result of Side Letters. Any exceptions or departures contained in any Side Letter with a Shareholder shall govern with respect to such Shareholder notwithstanding the provisions of the Declaration (including with respect to amendments to this Declaration) or any applicable subscription agreements.

ARTICLE XI

Duration; Amendment; Mergers, Etc.

Section 11.1 Duration.

(a) The Trust shall continue perpetually unless terminated pursuant to the provisions contained herein or pursuant to any applicable provision of the Delaware Statutory Trust Statute.

(b) The Trust may be dissolved at any time upon affirmative vote by a majority of the Trustees. Shareholders of the Trust shall not be entitled to vote on the dissolution or plan of liquidation of the Trust under this Article XI except to the extent required by the 1940 Act.

(c) Upon dissolution of the Trust, the Board of Trustees shall cause the Trust to liquidate and wind-up in a manner consistent with Section 3808 of the Delaware Statutory Trust Statute, including the distribution to the Shareholders of any assets of the Trust. Upon dissolution and the completion of the winding up of the affairs of the Trust, the Trust shall be terminated by the executing and filing with the Secretary of State of the State of Delaware by one or more Trustees of a certificate of cancellation of the Certificate of Trust of the Trust.

Section 11.2 Amendment Procedure.

(a) The Trustees may, without Shareholder vote, amend or otherwise supplement this Declaration. Shareholders shall only have the right to vote: (i) on any amendment to this Section 11.2(a), (ii) on any amendment that would adversely affect the powers, preferences or special rights of the Shares as determined by the Trustees in good faith and (iii) on any amendment submitted to them by the Trustees.

(b) Notwithstanding anything to the contrary in this Declaration, the Trustees may, without the approval or vote of the Shareholders, amend or supplement this Declaration in any manner, including, without limitation to classify the Board of Trustees, to permit annual meetings of Shareholders, to impose advance notice provisions for the bringing of Shareholder nominations or proposals, to impose super-majority approval for certain types of transactions, to impose “control share” type provisions and to otherwise add provisions that may be deemed adverse to Shareholders.

(c) An amendment duly adopted by the Board of Trustees and, if required, the Shareholders as aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the Board of Trustees or Shareholders, as the case may be.

Section 11.3 Tax Matters.

(a) The Trust shall be treated as a business entity and not as a trust in accordance with Treasury Regulations Section 301.7701-4(c). In the sole discretion of the Board of Trustees, the Trust shall elect to be treated as a corporation for U.S. federal income tax purposes by filing an IRS Form 8832 with the Internal Revenue Service, effective as of the date hereof determined by the Board of Trustees, and shall elect to be treated as a “regulated investment company” as contemplated by Section 851 of the Code (the “RIC Election”), also effective as of the effective date on which the Trust is treated as a corporation for U.S. federal income tax purposes. None of the Trust, Shareholders or Trustees shall take any action or file any tax return inconsistent with such tax treatment. Furthermore, the Trust shall not revoke the RIC Election without the prior written consent of Shareholders.

(b) Each Shareholder hereby authorizes the Trust to withhold and to pay over any taxes payable by the Trust or any of its affiliates as a result of such Shareholder’s participation in the Trust; if and to the extent that the Trust shall be required to withhold or pay any such taxes, or if any such taxes are withheld from amounts payable to the Trust or any of its affiliates, such Shareholder shall be deemed for all purposes of this Agreement to have received a payment from the Trust as of the time such withholding or other tax is required to be withheld or paid, which payment shall be deemed to be a distribution to such Shareholder, provided that if the Board of Trustees reasonably determines that such Shareholder would not be expected to receive any future distributions in the amount of such withholding or payment, such Shareholder shall pay to the Trust the amount by which such withholding or payment exceeds such expected future distributions. For so long as the Trust is not treated as a corporation for U.S. federal income tax purposes, to the fullest extent permitted by law, each Shareholder hereby agrees to indemnify and hold harmless the Trust, the Trustees and other Shareholders from and against any liability for taxes, penalties, additions to tax or interest with respect to income attributable to or distributions or other payments to such Shareholder. The obligations of a Shareholder set forth in this Section 11.3(b) shall survive the withdrawal of a Shareholder from the Trust or any transfer of a Shareholder’s Shares, and any other event that causes a Shareholder to cease to be a Shareholder of the Trust.

Section 11.4 Subsidiaries. Without approval or vote by Shareholders, the Trustees may cause to be organized or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest and to sell, convey and transfer all or a portion of the Trust Property to any such corporation, trust, limited liability company, association or organization in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares or securities of and enter into any contracts with any such corporation, trust, limited liability company, partnership, association or organization, or any corporation, partnership, trust, limited liability company, association or organization in which the Trust holds or is about to acquire shares or any other interests.

Section 11.5 Merger, Consolidation, Incorporation.

(a) Notwithstanding anything else herein, the Trustees may, in their sole discretion and without Shareholder approval unless such approval is required by the 1940 Act or if such transaction is reasonably anticipated to result in a material dilution of the net asset value per Share of the Trust, (i) cause the Trust to convert into or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, business development companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Trustees to accomplish such conversion, merger or consolidation the governing documents of which shall have such terms as the Trustees determine in their sole discretion) and that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States, (iv) sell or convey all or substantially all of the assets of the Trust to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance) that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States for adequate consideration as determined by the Trustees, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust, and which may include shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (v) at any time, sell or convert into money all or any part of the assets of the Trust. Any agreement of merger, reorganization, consolidation, exchange or conversion or certificate of merger, certificate of conversion or other applicable certificate may be signed by any Trustee or an authorized officer of the Trust and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(b) Pursuant to and in accordance with the provisions of Section 3815(f) of the Act, and notwithstanding anything to the contrary contained in this Declaration, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 11.5 may affect any amendment to the Declaration or effect the adoption of a new declaration of the Trust or change the name of the Trust if the Trust is the surviving or resulting entity in the merger or consolidation.

(c) Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, create one or more statutory or business trusts, limited liability companies, limited partnerships or other entities or associations to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and may provide for the conversion of Shares in the Trust into beneficial or ownership interests in any such newly created trust or trusts, limited liability companies, limited partnerships or other entities or associations, or any series or classes thereof.

ARTICLE XII

Miscellaneous

Section 12.1 Power of Attorney. By execution of a counterpart to this Declaration or execution of a subscription agreement with the Trust, each Shareholder agrees to be bound by the terms of this Declaration and hereby appoints the Trustees and each officer of the Trust (and any substitute or successor Trustees or any substitute or successor officer of the Trust) (and, if appointed, any liquidator of the Trust), each acting individually, as the true and lawful representative and attorney-in-fact of such Shareholder, in such Shareholder’s name, place and stead:

(a) to complete or correct, on behalf of such Shareholder, all documents to be executed by such Shareholder in connection with such Shareholder’s subscription for Shares or other securities in, and admission to, the Trust, including, without limitation, filling in or amending amounts, dates, and other pertinent information; and

(b) to make, execute, sign, acknowledge, swear to and file: (i) any and all instruments, certificates, and other documents that may be deemed necessary or desirable to effect the termination and winding up of the Trust; (ii) any instrument, agreement or document of any kind necessary or desirable to accomplish the business, purpose and objectives of the Trust, or required by any applicable federal, state or local law; (iii) any counterparts of this Declaration to be entered into pursuant to any agreements to which such Shareholder is a signatory; (iv) any duly adopted amendment to and/or restatement of this Declaration; and (v) all other filings with agencies of the Federal government, or any state or local government, or of any other jurisdiction, which any Trustee considers necessary or desirable to carry out the purposes of this Declaration, and the business of the Trust created hereunder.

The power of attorney granted by each Shareholder pursuant to this Section 12.1 is coupled with an interest, is irrevocable, shall survive the transfer of the whole or any part of a Shareholder’s interest in the Trust (and shall be binding on the transferee thereof) and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetence, termination, bankruptcy, insolvency or dissolution of such Shareholder.

Section 12.2 Filing.

(a) This Declaration and any amendment or supplement hereto shall be filed in such places as may be required or as the Trustees deem appropriate. Each amendment or supplement shall be accompanied by a certificate signed and acknowledged by a Trustee or duly authorized officer stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments contained therein. A restated Declaration, containing the original Declaration and all amendments and supplements theretofore made, may be executed from time to time by a duly authorized officer and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments and supplements contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments and supplements thereto.

(b) The Trustees hereby ratify the previous filing of the Certificate of Trust with the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Statutory Trust Statute.

Section 12.3 Governing Law. The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Declaration, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Statutory Trust Statute and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration (a) the provisions of Sections 3540 and 3561 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Statutory Trust Statute) pertaining to trusts which relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration. The Trust shall be of the type commonly called a “statutory trust”, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Statutory Trust Statute, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 12.4 Exclusive Delaware Jurisdiction. Each Trustee, each officer and, except as otherwise agreed in writing by the Trust, the Adviser and/or affiliates of the Adviser, each Person legally or beneficially owning a Share or an interest in a Share of the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Statute, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Trust, the Delaware Statutory Trust Statute, this Declaration or the By-Laws (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration or the By-Laws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Shareholders or the Trustees, or of officers or the Trustees to the Trust, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (D) any provision of the Delaware Statutory Trust Statute or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the Delaware Statutory Trust Statute, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Statute, the Declaration or the By-Laws relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction; provided, however, that the Federal District Courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1940 Act, the Securities Act, and the Exchange Act, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

Section 12.5 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

Section 12.6 Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Trust, (c) the due authorization of the execution of any instrument or writing, (d) the form of any vote passed at a meeting of Trustees or Shareholders, (e) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (f) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (g) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

Section 12.7 Provisions in Conflict with Law or Regulation.

(a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Declaration to be executed as of the day and year first above written.

/s/ James F. Walker
James F. Walker, as Trustee and Chair

/s/ Miguel Gonzalo
Miguel Gonzalo, as Trustee

/s/ William Adams IV
William Adams IV, as Trustee

/s/ Victoria J. Herget
Victoria J. Herget, as Trustee

/s/ Frank M. Porcelli
Frank M. Porcelli, as Trustee

[Signature Page to Amended and Restated Declaration of Trust]